As filed with the Securities and Exchange Commission on February 25,
1999
                                   REGISTRATION NO. 333-

======================================================================

                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549
                        ____________________

                              FORM S-8
                       REGISTRATION STATEMENT
                               UNDER
                     THE SECURITIES ACT OF 1933
                       _____________________

                   CENTRAL ILLINOIS BANCORP, INC.
       (Exact name of registrant as specified in its charter)

           ILLINOIS                              37-1203599
(State or other jurisdiction                  (I.R.S. employer
    of incorporation or                     identification no.)


                       N27 W24025 Paul Court
                    Pewaukee, Wisconsin   53072
    (Address of principal executive offices, including zip code)

           1998 NON-QUALIFIED EMPLOYEE STOCK OPTION PLAN
           1998 NON-QUALIFIED DIRECTOR STOCK OPTION PLAN
         1998 NON-QUALIFIED DIRECTOR STOCK OPTION PLAN FOR
        CENTRAL ILLINOIS BANCORP, INC. SUBSIDIARY DIRECTORS
                     (Full title of the plans)

                         DONALD J.  STRAKA
               SENIOR VICE PRESIDENT, SECRETARY AND
                          GENERAL COUNSEL
                   CENTRAL ILLINOIS BANCORP, INC.
                       N27 W24025 PAUL COURT
                     PEWAUKEE, WISCONSIN 53072
              (Name and address of agent for service)

                           (414) 695-6010
   (Telephone number, including area code, of agent for service)

                          WITH A COPY TO:

                        CHRISTOPHER J.  ZINSKI
                       SCHIFF HARDIN & WAITE
                          7200 SEARS TOWER
                      CHICAGO, ILLINOIS 60606
                           (312) 258-5548

                   CALCULATION OF REGISTRATION FEE
                   -------------------------------

                                          PROPOSED
                            AMOUNT        MAXIMUM        PROPOSED MAXIMUM
 TITLE OF SECURITIES TO     TO BE      OFFERING PRICE   AGGREGATE OFFERING        AMOUNT OF
      BE REGISTERED       REGISTERED    PER SHARE (1)        PRICE (1)         REGISTRATION FEE
 ----------------------   ----------   --------------   ------------------     ----------------

Common Stock, par value
$1.00 per share              3,520           (1)           $6,734,836.81          $1,872.28

(1) Estimated pursuant to Rule 457(h) on the basis of the price per share at which options to acquire 3,193 shares of Common Stock may be exercised and at the book value per share, as of January 31, 1999, for 327 shares of Common Stock for which the option exercise price has not yet been fixed.

                            PART II

      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents which have been filed by Central Illinois Bancorp, Inc. (the "Registrant") are incorporated herein by reference:

          (a) The Registrant's Registration Statement on Form 10, filed with the Securities and Exchange Commission (the "Commission") on April 30, 1998, as amended by Amendment No. 1 thereto, filed with the Commission on June 25, 1998 ( as amended, the "Form 10");

          (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly periods ended June 30, 1998 and September 30, 1998; and

          (c)  The description of the Registrant's Common
               Stock, par value $1.00 per share, contained in the Form 10.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Registrant's Amended and Restated Articles of Incorporation provide that directors of the Registrant shall not be personally liable for any damages for breach of fiduciary duty as a director except in circumstances involving a breach of a director's duty of loyalty to the Registrant, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, or transactions in which the director derives an improper personal benefit and in certain other circumstances when liability is imposed under the Illinois Business Corporation Act.

          The Registrant's Amended and Restated Bylaws provide that the Registrant shall indemnify its officers, directors, employees and agents against claims or actions and related expenses, including attorneys' fees, judgments and fines arising as a result of serving at the request of the Registrant in a similar capacity for another organization, if the individual acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Registrant, and as to a criminal action, if the individual had no reasonable cause to believe his conduct was unlawful. This indemnification is available both with respect to actions by third parties and derivative actions brought on behalf of the Registrant.

          The Registrant also maintains insurance coverage for the benefit of its directors and officers. This insurance provides coverage for many types of claims, including some claims for which indemnification is available as described above.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement on page 6 hereof.

ITEM 9.   UNDERTAKINGS.

          The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i)  To include any prospectus required by Section
     10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          SIGNATURES

          THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Pewaukee, State of Wisconsin, on February 25, 1999.

                                CENTRAL ILLINOIS BANCORP, INC.
                                        (Registrant)


                                By: /s/ J. Michael Straka
                                   ------------------------------
                                        J.  Michael Straka
                                        President and Chief
                                          Executive Officer



                       POWER OF ATTORNEY

          Each person whose signature appears below appoints
J. Michael Straka or Steven T. Klitzing, or either of them, as such person's true and lawful attorneys-in-fact to execute in the name of each such person, and to file, any amendments to this registration statement that either of such attorneys-in-fact will deem necessary or desirable to enable the to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission with respect thereto, in connection with the registration of the shares of Common Stock which are the subject of this Registration Statement, which amendments may make such changes in such registration statement as either of the above-named attorneys-in-fact deems appropriate, and to comply with the undertakings of the Registrant made in connection with this registration statement; and each of the undersigned hereby ratifies all that either of said attorneys will do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                              TITLE                             DATE
---------                              -----                             ----


  /s/ J. Michael Straka                President and Chief Executive     Feb. 25, 1999
----------------------------------     Officer (Principal Executive
      J. Michael Straka                Officer) and Director


  /s/ Steven T. Klitzing               Chief Financial Officer           Feb.  25, 1999
----------------------------------     (Principal Financial Officer)
      Steven T. Klitzing

SIGNATURE                              TITLE                             DATE
---------                              -----                             ----


  /s/ Jose Araujo                     Director                          Feb.  25, 1999
----------------------------------
      Jose Araujo



  /s/ Norman Baker                     Director                          Feb.  25, 1999
----------------------------------
      Norman Baker



  /s/ John T. Bean                     Director                          Feb.  25, 1999
----------------------------------
      John T. Bean



  /s/ W. Scott Blake                   Director                          Feb.  25, 1999
----------------------------------
      W. Scott Blake



----------------------------------     Director                          Feb.  25, 1999
      Steven C. Hillard



  /s/ Dean Katsaros                    Director                          Feb.  25, 1999
----------------------------------
      Dean Katsaros



  /s/ Jerry D. Maahs                   Director                          Feb.  25, 1999
----------------------------------
      Jerry D. Maahs



  /s/ Donald M. Trilling               Director and Chairman of the      Feb.  25, 1999
----------------------------------     Board of Directors
      Donald M. Trilling


  /s/ Howard E. Zimmerman              Director                          Feb.  25, 1999
----------------------------------
      Howard E. Zimmerman

                         EXHIBIT INDEX

EXHIBIT
NUMBER                   DESCRIPTION*
-------                  -----------

4.1 Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to the Registrant's Form 10, as filed with the Commission on April 30, 1998, and amended by Amendment No. 1 thereto, as filed with the Commission on June 25, 1998).

4.2            By-Laws of the Registrant, as amended
               (incorporated herein by reference to the Registrant's Form 10, as filed with the Commission on April 30, 1998, and amended by Amendment No. 1 thereto, as filed with the Commission on June 25, 1998).

4.3            Form of 1998 Non-Qualified Employee Stock Option
               Agreement

4.4            Form of 1998 Non-Qualified Director Stock Option
               Agreement

4.5            Form of 1998 Non-Qualified Subsidiary Director
               Stock Option Agreement

5              Opinion of Schiff Hardin & Waite.

23.1           Consent of Striegel Knobloch & Company LLC

23.2           Consent of Schiff Hardin & Waite
               (contained in their opinion filed as
               Exhibit 5).

24 Powers of Attorney (contained on the signature pages hereto).




     * Unless otherwise indicated, all documents incorporated by reference to prior filings have been filed under Commission
File No. 000-24149.